As of December 31, 2014, the following persons or entities now own more than 25% of a funds voting security.

Person/Entity

PROFUND VP SEMICONDUCTOR
NATIONAL LIFE INSURANCE COMPANY	55.51%

PROFUND VP MONEY MARKET
TRANSAMERICA PREMIER LIFE INSURANCE CO 26.79%

PROFUND VP SMALL-CAP
JEFFERSON NATIONAL LIFE INSURANCE CO	41.48%

PROFUND VP NASDAQ-100
TRANSAMERICA PREMIER LIFE INSURANCE CO	32.14%

PROFUND VP ULTRANASDAQ-100
PHILADELPHIA FINANCIAL LIFE ASSURANCE CO  32.26%

PROFUND VP CONSUMER SERVICES
NATIONWIDE LIFE INSURANCE COMPANY  29.83%

PROFUND VP CONSUMER GOODS
NATIONWIDE LIFE INSURANCE COMPANY  30.00%

PROFUND VP ASIA 30
LINCOLN NATIONAL LIFE INS CO  28.04%

PROFUND VP US GOVERNMENT PLUS
TRANSAMERICA PREMIER LIFE INSURANCE CO 29.86%

PROFUND VP DOW 30
PHILADELPHIA FINANCIAL LIFE ASSURANCE CO  28.54%



As of December 31, 2014, the following
persons or entities no longer own
more than 25% of a funds voting security.

PROFUND VP ULTRABULL
AMERICAN SKANDIA LIFE ASSURANCE CORP

PROFUND OIL & GAS
TRANSAMERICA PREMIER LIFE INSURANCE CO

PROFUND VP ULTRASHORT NASDAQ-100
NATIONAL FINANCIAL SERVICES LLC

PROFUND VP SMALL-CAP VALUE
TRANSAMERICA PREMIER LIFE INSURANCE CO

PROFUND VP SHORT DOW 30
PROFUND ADVISORS LLC